                                                                                                                                    Exhibit 23.1

 Consent of Independent Registered Public Accountant

We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 333-92957 and No. 333-108786) and related prospectuses of Parkway Properties, Inc., the Registration Statement (Form S-8 on Form S-3, No. 333-88861) and related prospectus pertaining to the Parkway Properties, Inc. Employee Excellence Recognition Plan, 1997 Non‑Employee Directors' Stock Ownership Plan, 1994 Stock Option and Long-Term Incentive Plan and 1991 Directors Stock Option Plan, the Registration Statement (Form S-8 on Form S-3, No. 333-00311) and related prospectus pertaining to the Parkway Properties, Inc. 1994 Stock Option Plan, 1991 Incentive Plan and 1991 Directors Stock Option Plan, the Registration Statement (Form S-8, No. 333-100565) pertaining to the Parkway Properties, Inc. 2001 Directors Stock Option Plan, the Registration Statement (Form S-8, No. 333-115286), and  pertaining to the Parkway Properties, Inc. 2003 Equity Incentive Plan and the Employee Excellence Recognition Plan, the Registration Statement (Form S-8, No. 333-134069) pertaining to the Parkway Properties, Inc. 2006 Employee Stock Purchase Plan of our report dated March 16, 2007, with respect to the consolidated financial statements and schedules of Parkway Properties, Inc., Parkway Properties, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Parkway Properties, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2006.

                        /s/ Ernst &Young LLP

New Orleans, Louisiana

March 16, 2007